OPTION/PURCHASE AGREEMENT

THIS AGREEMENT, made and entered into as of November 15, 2008, by and between Writers' Group Film Corp. (hereinafter "Owner") and Cruck Productions, Inc., (hereinafter "Purchaser").

1. OWNER'S REPRESENTATIONS AND WARRANTIES:

(a) Sole Proprietor:  Owner represents and warrants to Purchaser that Owner is the sole and exclusive proprietor, throughout the world of the screenplay " Forever Man," that certain original literary material written by Owner (the "Literary Material").

(b) Facts:  Owner represents and warrants to Purchaser that the following statements are true and correct in all respects with respect to said Literary Material:

(i) Literary Material was written by Glenn M. Benest, but Owner is the sole author of the Literary Material for all legal purposes.

(ii) The Literary Material is unpublished, and in exchange for $200, Owner agrees to and does hereby give and grant to Purchaser the exclusive and irrevocable option to purchase from Owner the rights in the Property as described in Exhibit "A" for the total purchase price specified and payable as provided in Exhibit "A," provided that any sums paid under this Clause 2 or any other provision of this agreement with respect to the option shall be credited against the first sums payable on account of such purchase price.  If  Purchaser shall fail to exercise this option, then the sums paid to Owner hereunder with respect to the option shall be and remain the sole property of Owner.

3. OPTION PERIOD:  The within option shall be effective during the period commencing on the date hereof and ending ten month(s) later (the "Initial Option Period").  The Initial Option Period may be extended for an additional 20 month(s) by the payment of $2,400  on or before the expiration date specified above (the "Second Option Period").

4. EXERCISE OF OPTION:

(a) Notice of Exercise:  If Purchaser elects to exercise the within option, Purchaser (at any time during the option period) shall serve upon Owner written notice of the exercise thereof by addressing such notice to Owner at his address as specified in Exhibit "A" and by depositing such notice, so addressed by certified mail, return receipt requested with postage prepaid, in the United States mail.  The deposit of such notice in the United States mail as hereinabove specified shall constitute service thereof, and the date of such deposit shall be deemed to be the date of service of such notice.

(b) The purchase price shall be paid to Owner in accordance with Exhibit "A."

(c) The option may be exercised only by notice in writing as aforesaid; no conduct or oral statement by Purchaser or his agents, representatives or employees shall constitute an exercise of the option.

(d) Additional Documents:  If Purchaser exercises the within option, Owner, without cost to Purchaser (other than the consideration provided for herein or in Exhibit "A") shall execute, acknowledge and deliver to Purchaser, or shall cause the execution, acknowledgment and delivery to Purchaser of, such further instruments as Purchaser may reasonably require in order to confirm unto Purchaser the rights, licenses, privileges and property which are the subject of the within option.  If Owner shall fail to execute and deliver or to cause the execution and delivery to Purchaser of any such instruments, Purchaser is hereby irrevocably granted the power coupled with an interest to execute such instruments and to take such other steps and proceedings as may be necessary in connection therewith in the name and on behalf of Owner and as Owner's attorney-in-fact.  Owner shall supply all supporting agreements and documentation requested by Purchaser.

Owner agrees to cause the publisher or publishers of the Property, if any, and any other person, firm or corporation having or claiming any interest in or to the Property, to execute, acknowledge and deliver to Purchaser promptly upon the execution hereof, quitclaims or assignments in form satisfactory to Purchaser, whereby such publisher or other parties quitclaim to Owner all their right, title and interest (or acknowledge and agree that they have no such right, title or interest) in or to any of the rights, licenses, privileges and property agreed to be granted to Purchaser upon the exercise of the option.

5. EFFECTIVENESS OF EXHIBIT "A":  Concurrently with the execution of this agreement Owner has executed Exhibit "A" (Literary Purchase Agreement), which is undated, and it is agreed that if Purchaser shall exercise the option (but not otherwise) then the signature of Owner to Exhibit "A" shall be deemed to be effective and this Exhibit shall constitute a valid and binding agreement and assignment effective as of the date of exercise of such option, and Purchaser is hereby authorized and empowered to date such instrument accordingly.  If Purchaser shall fail to exercise the option, then the signature of Owner to Exhibit "A" shall be void and of no further force or effect whatever, and Purchaser shall not be deemed to have acquired any rights in or to the Property other than the option hereinabove provided for.  If Purchaser exercises the option, Purchaser will execute and deliver to Owner copies of Exhibit "A," dated as of the date of the exercise of the option, and Owner will, if so requested by Purchaser, execute and deliver to Purchaser additional copies of Exhibit "A".  Notwithstanding the failure or omission of either party to execute and/or deliver such additional documents, it is agreed that upon the exercise of the option by Purchaser all rights in and to the Property agreed to be transferred to Purchaser pursuant to the provisions of Exhibit "A" shall be deemed vested in Purchaser, effective as of the date of exercise of the option, which rights shall be irrevocable.

6. RIGHT TO ENGAGE IN PREPRODUCTION:  Owner acknowledges that Purchaser may during the option period, undertake production and preproduction activities in connection with any of the rights to be acquired hereunder including, without limitation, the preparation and submission of treatments and/or screenplays based on the Property.

7. RESTRICTIONS:  During the option period, Owner shall not exercise or otherwise utilize any of the rights herein granted to Purchaser and as more particularly described in Exhibit "A" hereof nor the rights reserved to Owner pursuant to Clause 2 (Rights Reserved) of Exhibit "A," nor shall Owner permit the use of nor shall Owner use any other right Owner has reserved in a way that would in any manner or for any purpose unfairly compete with, interfere with or conflict with the full and unrestricted use of the rights herein granted to Purchaser and as described in Exhibit "A."

8. ASSIGNMENT:  This Option Agreement and the rights granted hereunder may be assigned by Purchaser to any other person, firm or corporation.

9. OPTION REVERSION:

(a) If the Purchaser does not timely exercise the option during its original or extended term and timely pay the purchase price, the option shall terminate and all rights in the Literary Material shall immediately revert to the Owner.  The Owner shall retain all sums therefore paid.  Purchaser shall immediately execute and deliver to Owner any assignments and documents required to effectuate the Reversion.  If Purchaser shall fail or be unable to do so, Purchaser hereby grants owner a power coupled with an interest to execute and deliver such documents as Purchaser's attorney-in-fact.

10. GENDER AND NUMBER:  Terms used herein in the masculine gender include the feminine and neuter gender, and terms used in the singular number include the plural number, if the context may require.

11. SECTION HEADINGS:  The headings of paragraphs, sections and other subdivisions of this agreement are for convenient reference only.  They shall not be used in any way to govern, limit, modify, construe this agreement or any part or provision thereof or otherwise be given any legal effect.

12. ENTIRE AGREEMENT:  This agreement, including the Exhibits attached hereto, contains the full and complete understanding and agreement between the parties with respect to the within subject matter, and supersedes all other agreements between the parties whether written or oral relating thereto, and may not be modified or amended except by written instrument executed by both of the parties hereto.  This agreement shall in all respects be subject to the laws of the State of California  applicable to agreements executed and wholly performed within such State.  All the rights, licenses, privileges and property herein granted to Purchaser are irrevocable and not subject to rescission, restraint, or injunction under any or all circumstances.

13. ARBITRATION:  This Agreement shall be interpreted in accordance with the laws of the State of California, applicable to agreements executed and to be wholly performed therein.  Any controversy or claim arising out of or in relation to this Agreement or the validity, construction or performance of this Agreement, or the breach thereof, shall be resolved by arbitration in accordance with the rules and procedures of AFMA, as said rules may be amended from time to time with rights of discovery if requested by the arbitrator.  Such rules and procedures are incorporated and made a part of this Agreement by reference.  If AFMA shall refuse to accept jurisdiction of such dispute, then the parties agree to arbitrate such matter before and in accordance with the rules of the American Arbitration Association under its jurisdiction in Lancaster before a single arbitrator familiar with entertainment law.  The parties shall have the right to engage in pre-hearing discovery in connection with such arbitration proceedings.  The parties agree hereto that they will abide by and perform any award rendered in any arbitration conducted pursuant hereto, that any court having jurisdiction thereof may issue a judgment based upon such award and that the prevailing party in such arbitration and/or confirmation proceeding shall be entitled to recover its reasonable attorneys' fees and expenses. The arbitration will be held in the city of Lancaster, California and any award shall be final, binding and non-appealable.  The Parties agree to accept service of process in accordance with the AFMA Rules.

IN WITNESS WHEREOF, the parties hereto have signed this Option Agreement as of the day and year first hereinabove written.

OWNER:

_____________________________________________
Writers' Group Film Corp.
By: Tal L. Kapelner, President

PURCHASER:

/s/ Michael Noone
_____________________________________________

Michael Noone, President on behalf of
Cruck Productions, Inc.

EXHIBIT A

Purchase Agreement

This Agreement made on November 15, 2008 by and between Writers' Group Film Corp. (hereinafter referred to as "Owner") and Cruck Productions, Inc. (hereinafter referred to as "Purchaser").

W I T N E S S E T H

WHEREAS, Owner is the sole and exclusive owner throughout the world of all rights in and to the literary work entitled: " Forever Man", and in exchange for $800, does hereby grant Purchaser all the rights herein granted including the production of one or more theatrical or television motion pictures, according to the following payment schedule.

(a) For any mini-series, $17,000 per hour, pro-rated for part hours.

(b) For any sequel or remake of a theatrical or television motion picture based on the Property, one-half and one-third, respectively, of the amount paid for the initial motion picture, payable upon commencement of principal photography of the subsequent production.

(c) For any television series produced, based on the Property, Purchaser will pay the following royalties per initial production upon completion of production of each program:  up to 30 minutes, $30,000; over 30, but not more than 60 minutes, $50,000; over 60 minutes, $150,000; and in addition to the foregoing, as a buy-out of all royalty obligations, one hundred percent (100%) of the applicable initial royalty amount, in equal installments over five (5) reruns, payable within thirty (30) days after each such rerun. Owner shall have a right of first negotiation to direct the pilot for any television series.

6. REPRESENTATIONS AND WARRANTIES:

(a) Sole Proprietor:  Owner represents and warrants to Purchaser that Owner is the sole and exclusive proprietor, throughout the universe, of  that certain original literary material written by Owner entitled " Forever Man."

(b) Facts:  Owner represents and warrants to Purchaser as follows:

(i) Owner is the sole author of the Property for all legal purposes.

(ii) The Property is unpublished.

Additionally, if Purchaser shall exploit any other rights in and to the Property, then Purchaser agrees to give appropriate source material credit to the Property, to the extent that such source material credits are customarily given in connection with the exploitation of such rights.

No casual or inadvertent failure to comply with any of the provisions of this clause shall be deemed a breach of this agreement by the Purchaser.  Owner hereby expressly acknowledges that in the event of a failure or omission constituting a breach of the provisions of this paragraph, the damage (if any) caused Owner thereby is not irreparable or sufficient to entitle Owner to injunctive or other equitable relief.  Consequently, Owner's rights and remedies in the event of such breach shall be limited to the right to recover damages in an action at law.

11. RIGHT OF FIRST NEGOTIATION:  Purchaser shall have a right of first negotiation on all Reserved Rights.  The term "Right of First Negotiation" means that if, after the expiration of an applicable time limitation, Owner desires to dispose of or exercise a particular right reserved to Owner herein ("Reserved Right"), whether directly or indirectly, then Owner shall notify Purchaser in writing and immediately negotiate with Purchaser regarding such Reserved Right.  If, after the expiration of thirty (30) days following the receipt of such notice, no agreement has been reached, then Owner may negotiate with third parties regarding such Reserved Right subject to Clause 12 infra.

12. RIGHT OF LAST REFUSAL:  The Purchaser shall have a right of last refusal on all Reserved Rights. The term "Right of Last Refusal" means that if Purchaser and Owner fail to reach an agreement pursuant to Purchaser's right of first negotiation, and Owner makes and/or receives any bona fide offer to license, lease and/or purchase the particular Reserved Right or any interest therein ("Third Party Offer"), and if the proposed purchase price and other material terms of a Third Party Offer are no more favorable to Owner than the terms which were acceptable to Purchaser during the first negotiation period, Owner shall notify Purchaser, by registered mail or telegram, if Owner proposes to accept such Third Party Offer, the name of the offerer, the proposed purchase price, and other terms of such Third Party Offer.  During the period of thirty (30) days after Purchaser's receipt of such notice, Purchaser shall have the exclusive option to license, lease and/or purchase, as the case may be, the particular Reserved Right or interest referred to in such Third Party Offer, at the same purchase price and upon the same terms and conditions as set forth in such notice.  If  Purchaser elects to exercise thereof by registered mail or telegram within such thirty (30) day period, failing which Owner shall be free to accept such Third Party Offer; provided that if any such proposed license, lease and/or sale is not consummated with a third party within thirty (30) days following the expiration of the aforesaid thirty (30) day period, Purchaser's Right of Last Refusal shall revive and shall apply to each and every further offer or offers at any time received by Owner relating to the particular Reserved Right or any interest therein; provided, further, that Purchaser's option shall continue in full force and effect, upon all of the terms and conditions of this paragraph, so long as Owner retains any rights, title or interests in or to the particular Reserved Right.  Purchaser's Right of Last Refusal shall inure to the benefit of Purchaser, its successors and assigns, and shall bind Owner and Owner's heirs, successors and assigns.

13. NO OBLIGATION TO PRODUCE:  Nothing herein shall be construed to obligate Purchaser to produce, distribute, release, perform or exhibit any motion picture, television, theatrical or other production based upon, adapted from or suggested by the Property, in whole or in part, or otherwise to exercise, exploit or make any use of any rights, licenses, privileges or property granted herein to Purchaser.

14. ASSIGNMENT:  Purchaser may assign and transfer this agreement or all or any part of its rights hereunder to any person, firm or corporation without limitation, and this agreement shall be binding upon and inure to the benefit of the parties hereto and their successors, representatives and assigns forever.

15. NO PUBLICITY:  Owner will not, without Purchaser's prior written consent in each instance, issue or authorize the issuance or publication of any news story or publicity relating to (i) this Agreement, (ii) the subject matter or terms hereof, or to any use by Purchaser, its successors, licensees and assigns, and (iii) any of the rights granted Purchaser hereunder.

16. AGENT COMMISSIONS:  Purchaser shall not be liable for any compensation or fee to any agent of Owner in connection with this Agreement.

17. ADDITIONAL DOCUMENTATION:  Owner agrees to execute and procure any other and further instruments necessary to transfer, convey, assign and copyright all rights in the Property granted herein by Owner to Purchaser in any country throughout the world.  If it shall be necessary under the laws of any country that copyright registration be acquired in the name of Owner, Purchaser is hereby authorized by Owner to apply for said copyright registration thereof; and, in such event, Owner shall and does hereby assign and transfer the same unto Purchaser, subject to the rights in the Property reserved hereunder by Owner.  Owner further agrees, upon request, to duly execute, acknowledge, procure and deliver to Purchaser such short form assignments as may be requested by Purchaser for the purpose of copyright recordation in any country, or otherwise.  If Owner shall fail to so execute and deliver, or cause to be executed and delivered, the assignments or other instruments herein referred to, Purchaser is hereby irrevocably granted the power coupled with an interest to execute such assignments and instruments in the name of Owner and as Owner's attorney-in-fact.

18. NOTICES:  All notices to Purchaser under this agreement shall be sent by United States registered mail, postage prepaid, or by telegram addressed to Purchaser at 5 Debiasi Lane, Daytona Beach, FL 32118 and all notices to Owner under this agreement shall be sent by United States registered mail, postage prepaid, or by telegram addressed to 1752 East Avenue J #266, Lancaster, CA 93535. The deposit of such notice in the United States mail or the delivery of the telegram message to the telegraph office shall constitute service thereof, and the date of such deposit shall be deemed to be the date of service of such notice.

19. MISCELLANEOUS:

(a) Relationship:  This agreement between the parties does not constitute a joint venture or partnership of any kind.

(b) Cumulative Rights and Remedies:  All rights, remedies, licenses, undertakings, obligations, covenants, privileges and other property granted herein shall be cumulative, and Purchaser may exercise or use any of them separately or in conjunction with any one or more of the others.

(c) Waiver:  A waiver by either party of any term or condition of this agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or any subsequent breach thereof.

(d) Severability:  If any provision of this agreement as applied to either party or any circumstances shall be adjudged by a court to be void and unenforceable, such shall in no way affect any other provision of this agreement, the application of such provision in any other circumstance, or the validity or enforceability of this agreement.

(e) Governing Law:  This agreement shall be construed in accordance with the laws of the State of California applicable to agreements which are executed and fully performed within said State.

(f) Captions:  Captions are inserted for reference and convenience only and in no way define, limit or describe the scope of this agreement or intent of any provision.

(g) Entire Understanding:  This agreement contains the entire understanding of the parties relating to the subject matter, and this agreement cannot be changed except by written agreement executed by the party to be bound.

(h) Arbitration: This Agreement shall be interpreted in accordance with the laws of the State of California, applicable to agreements executed and to be wholly performed therein.  Any controversy or claim arising out of or in relation to this Agreement or the validity, construction or performance of this Agreement, or the breach thereof, shall be resolved by arbitration in accordance with the rules and procedures of AFMA, as said rules may be amended from time to time with rights of discovery if requested by the arbitrator.  Such rules and procedures are incorporated and made a part of this Agreement by reference.  If AFMA shall refuse to accept jurisdiction of such dispute, then the parties agree to arbitrate such matter before and in accordance with the rules of the American Arbitration Association under its jurisdiction in Lancaster before a single arbitrator familiar with entertainment law.  The parties shall have the right to engage in pre-hearing discovery in connection with such arbitration proceedings.  The parties agree hereto that they will abide by and perform any award rendered in any arbitration conducted pursuant hereto, that any court having jurisdiction thereof may issue a judgment based upon such award and that the prevailing party in such arbitration and/or confirmation proceeding shall be entitled to recover its reasonable attorneys' fees and expenses. The arbitration will be held in Lancaster and any award shall be final, binding and non-appealable.  The Parties agree to accept service of process in accordance with the AFMA Rules.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

_____________________________________________

Writers' Group Film Corp. ("Owner")
By: Tal L. Kapelner, President

/s/ Michael Noone
_____________________________________________

Michael Noone, President on behalf of
Cruck Productions, Inc.
("Purchaser")